UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2012

Commission File Number:  000-51842

Sefe, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-1763307
(IRS Employer Identification No.)

6821 East Thomas Road, Scottsdale, Arizona 85251
(Address of principal executive offices)

480-294-6407
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2012, the Registrant appointed Michael Cromar, Ph.D., to fill a vacancy on its Board of Directors. Dr. Cromar's physics background has gained him experience across the areas of thin film technologies, semiconductors, and high-speed electronics, including 17 years at the National Institute of Standards and Technology. From 2004 through 2008, Dr. Cromar served as Director of Operations at Phair Coproration, a semiconductor device start-up, where assisted in development of the facility, hiring staff and developing processes and systems for device fabrication. In 2008 until 2009, he was Director of Operations for Qs Semiconductor, Inc., where he assisted in the transition to manufacturing of non-volatile random access memory. From 2009 to 2010, Dr. Cromar was the Director of Product Development at MVSystems, Inc., where he supervised build, qualification and installation of a-Si systems. Most recently, from 2010 to present, Dr. Cromar has acted as a consultant for universities and private industry, providing support for thin film tool installation, process development and user training. He has earned a BS in Physics, a BA in Psychology from Stanford University, as well as a Ph.D. in Physics from the University of Oregon.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sefe, Inc.

Date:   April 3, 2012
By:	/s/ Donald C. Johnston

Name: Donald C. Johnston
Title: Chief Executive Officer
Date:   April 3, 2012
By:	/s/ Donald C. Johnston

Name: Donald C. Johnston
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release